Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

Each Outstanding Share of Common Stock

of

Wyndham Hotels & Resorts, Inc.

for

$49.50 in cash and

0.324 Shares of Common Stock of Choice Hotels International, Inc.,

subject to the election and proration procedures described in the Exchange Offer and the related letter of election and transmittal,

by

WH Acquisition Corporation,

a wholly owned subsidiary

of

Choice Hotels International, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2024, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent for the Offer is:

By First Class Mail:	By Email Transmission: (FOR NOTICE OF GUARANTEE ONLY)	By Registered or Overnight Courier

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence, RI 02940-3011	CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer described below if (i) certificates representing shares of common stock, par value $0.01 per share (“Wyndham Common Stock”), of Wyndham Hotels & Resorts, Inc. (“Wyndham”) are not immediately available, (ii) the stockholder cannot deliver such certificates and all other required documents to Computershare Trust Company, N.A. (the “Exchange Agent”) prior to the expiration time or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This notice of guaranteed delivery may be delivered by hand, facsimile transmission or mail to the Exchange Agent. Please see the section of the Exchange Offer, dated December 12, 2023 (the “Exchange Offer”) titled “The Offer—Procedure for Tendering.”

Choice Hotels International, Inc. (“Choice”), on behalf of WH Acquisition Corporation (“Purchaser”), a wholly owned subsidiary of Choice, is offering, upon the terms and subject to the conditions set forth in the Exchange Offer and in this Letter of Election and Transmittal, to exchange for each issued and outstanding share of Wyndham Common Stock, at the election of the holder:

•	$49.50 in cash and 0.324 shares of common stock of Choice (the “Standard Election”);

•	the Cash Election Consideration specified on the cover page of the Exchange Offer; or

•	the Stock Election Consideration specified on the cover page of the Exchange Offer,

subject in each case to the consideration, election and proration procedures described in the Exchange Offer and this Letter of Election and Transmittal. See the section of the Exchange Offer titled “The Offer—Elections and Proration.”

The Offer will expire at 5:00 P.M., New York City time, on March 8, 2024 (the “Expiration Time”), unless extended as described in the Exchange Offer, in which case the “Expiration Time” will be the latest time and date on which the Offer, as so extended, expires.

The undersigned elects to have his, her or its shares of Wyndham Common Stock acquired pursuant to one of the foregoing options, as indicated in the section above titled “Exchange Offer Election.”

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF ELECTION AND TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF ELECTION AND TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF ELECTION AND TRANSMITTAL OR AN AGENT’S MESSAGE (AS DEFINED IN THE EXCHANGE OFFER) AND CERTIFICATES OR BOOK-ENTRY CONFIRMATION REPRESENTING ALL TENDERED SHARES OF WYNDHAM COMMON STOCK TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to WH Acquisition Corporation, a Delaware Corporation and a wholly owned subsidiary of Choice Hotels International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Exchange Offer and the related letter of election and transmittal (the “Letter of Election and Transmittal”), receipt of which is hereby acknowledged, the number of shares of Wyndham Common Stock set forth below, pursuant to the guaranteed delivery procedure set forth in the section of the Exchange Offer titled “The Offer—Procedure for Tendering.”

Number of Shares and Certificate No(s). (if available):
Taxpayer Identification or Social Security No(s):

☐ Check here if Shares will be tendered by book-entry transfer.
DTC Account Number:
Dated:

Name(s) of Record Holder(s):
(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.(s):
(Daytime telephone number)

Signature(s) of Holders:

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of the Securities Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Exchange Agent, the shares of Wyndham Common Stock tendered hereby, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Election and Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the shares of Wyndham Common Stock, or an Agent’s Message (as defined in the Exchange Offer) in the case of book-entry delivery, and any other required documents within two New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via the PTOP platform of The Depository Trust Company (“DTC”).

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and certificates or book-entry confirmation representing all tendered shares of Wyndham Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:
(Zip Code)
Area Code and Tel. No.:
(Authorized Signature)
Name:
(Please type or print)

Title:
Date:

DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.